As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Boston Scientific Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-2695240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Boston Scientific Way Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

BOSTON SCIENTIFIC CORPORATION AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Desiree Ralls-Morrison Senior Vice President, General Counsel and Corporate Secretary Boston Scientific Corporation 300 Boston Scientific Way Marlborough, Massachusetts 01752 (508) 683-4000	Sanjay Shirodkar DLA Piper LLP (US) 500 Eighth Street, NW Washington, DC 20004 (202) 799-4000
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	25,375,000	$38.57	$978,713,750	$127,037.04

(1)	Shares of common stock, $0.01 par value per share (“Common Stock”), of Boston Scientific Corporation (the “Registrant”) initially reserved for issuance under the Boston Scientific Corporation 2011 Long-Term Incentive Plan (the “2011 Plan”) consist of 145,600,000 shares registered pursuant to a Registration Statement on Form S-8 (File No. 333-174622). Pursuant to General Instruction E on Form S-8, the registration fee is calculated with respect to the 25,375,000 additional shares of Common Stock being registered on this Registration Statement Form S-8 (this “Registration Statement”) only. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock which may be offered or issued by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Registrant’s Common Stock as reported on the New York Stock Exchange on July 31, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of an additional 25,375,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of Boston Scientific Corporation (the “Registrant”). The Shares are securities of the same class and relate to the same employee benefit plan, the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan, which was amended and restated effective as of October 1, 2020, as those registered pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-174622), previously filed with the Securities and Exchange Commission on May 31, 2011 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)       The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 25, 2020;

(2)       The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 5, 2020;

(3)       The Registrant’s Current Reports on Form 8-K filed with the Commission on the following dates in 2020: January 14, February 5, February 27, March 30, April 2, April 10, April 21, April 29, May 12, May 15, May 18, May 22, May 28, May 29, June 8, July 29, and August 3, (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)       The description of the Registrant’s Common Stock under the heading “Description of Common Stock” contained in the Registration Statement on Form S-3 (Registration No. 333-132626) as originally filed by the Registrant with the Commission under the Securities Act on March 22, 2006, including any reports filed that updated such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Third Restated Certificate of Incorporation of Boston Scientific Corporation (incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K, filed with the Commission on February 28, 2008).

4.2	Amended and Restated By-laws of Boston Scientific Corporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on May 15, 2019).

4.3	Specimen Certificate for shares of the Company's Common Stock (incorporated herein by reference to Exhibit 4.1, Form S-1 Registration No. 33-46980).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Ernst & Young LLP, independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on August 5, 2020.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Desiree Ralls-Morrison
Name: Desiree Ralls-Morrison
Title: Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Desiree Ralls-Morrison and Scott Hodgdon his and her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

Executive Vice President and Chief
/s/ Daniel J. Brennan	Financial Officer	August 5, 2020
Daniel J. Brennan	(Principal Financial Officer)

Director, Chairman of the Board,
/s/ Michael F. Mahoney	President and Chief Executive Officer	August 5, 2020
Michael F. Mahoney	(Principal Executive Officer)

Vice President, Global Controller and
/s/ Jonathan R. Monson	Chief Accounting Officer (Principal	August 5, 2020
Jonathan R. Monson	Accounting Officer)

/s/ Nelda J. Connors	Director	August 5, 2020
Nelda J. Connors

/s/ Charles J. Dockendorff	Director	August 5, 2020
Charles J. Dockendorff

/s/ Yoshiaki Fujimori	Director	August 5, 2020
Yoshiaki Fujimori

/s/ Donna A. James	Director	August 5, 2020
Donna A. James

/s/ Edward J. Ludwig	Director	August 5, 2020
Edward J. Ludwig

/s/ Stephen P. MacMillan	Director	August 5, 2020
Stephen P. MacMillan

/s/ David J. Roux	Director	August 5, 2020
David J. Roux

/s/ John E. Sununu	Director	August 5, 2020
John E. Sununu

/s/ Ellen M. Zane	Director	August 5, 2020
Ellen M. Zane